Exhibit 10.17

Tripartite Agreement
This Agreement is executed by the following Parties on December 31, 2008:
(A):	MI Energy Corporation (“MIE”)

Address:	Room 406, Building C, Yuanda Center, No. 5 Huizhong Road, Chaoyang District, Beijing
Legal Representative: Zhang Ruilin
(B):	Far East Energy Limited (“FEEL”)

Address:	Room 2105, 21/F, Office Tower Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

(C):	Zhang Ruilin (“Mr. Zhang”)
Passport Number:      G18206054
MIE and FEEL and Mr. Zhang shall be referred to individually as a “Party” or collectively as the “Parties”.
Whereas:
1.	As set out in a Repayment Agreement dated September 18, 2007 between MIE and FEEL, FEEL has paid an aggregate amount of USD42,470,741.19 to third parties on behalf of MIE and the outstanding balance as of the date of this Agreement is USD22,469,681 (the “First MIE Debt”).

2.	As set out in a Repayment Agreement dated June 26, 2008 between MIE and FEEL, FEEL has paid an aggregate amount of USD2,450,000 to third parties on behalf of MIE and the outstanding balance as of the date of this Agreement is USD2,450,000 (the “Second MIE Debt”).

3.	As set out in a Repayment Agreement dated September 18, 2007 between FEEL and Mr. Zhang, Mr. Zhang has paid an aggregate amount of USD 51,959,559.24 to third parties on behalf of FEEL and the outstanding balance as of the date of this Agreement is USD52,055,023 (the “Far East Debt”).

4.	As set out in a Repayment Agreement dated September 18, 2007 between Mr Zhang and MIE (the “ZR Repayment Agreement”), MIE had paid an aggregate amount of RMB equal to USD119,206,906.36 to third parties on behalf of Mr. Zhang and the outstanding balance as of the date of this Agreement is USD106,793,113 (RMB730,005,680) (the “ZR Debt”).
Therefore, the Parties have through friendly consultation reached the following agreement on settlement of various of these amounts outstanding as follows:
Article 1. Amendment of ZR Repayment Agreement
Effective December 31 2008, the ZR Repayment Agreement shall be amended as follows:
1.	Article 1 (Confirmation of Payments and Repayments) of the ZR Repayment Agreement is deleted and replaced in its entirety with the following:

“Article 1. Confirmation of Payments and Repayment

The Parties hereby agree and confirm that Party A has made the Payments set out in Annex A hereto to third parties on behalf of Party B.

Party B shall make a repayment to Party A of then outstanding amount of the Payments (as may be set-off or written-off from time to time) on 30 June 2009, provided that Party B shall be permitted to prepay the amount of the Payments in whole or in part at any time prior to 30 June 2009 without premium or penalty.”
Article 2. Settlement of Debts
The Parties hereby agree that the following shall occur (sequentially in the order set-out below) effective as of December 31, 2008:
1.	All the rights and obligations of MIE under the ZR Repayment Agreement (as amended pursuant to Article 1 above) in respect of the ZR Debt are hereby transferred and/or assigned to FEEL (the “Transferred ZR Debt”) and in exchange FEEL hereby incurs a debt on the same terms and conditions and in the same amount as the ZR Debt in favour of MIE (the “Interim Loan”).

2.	The Far East Debt is hereby set-off in full against the Transferred ZR Debt, resulting in the outstanding balance of the Transferred ZR Debt becoming USD54,738,090 on FEEL’s accounts.

3.	The First MIE Debt and the Second MIE Debt are hereby set-off in full against the Interim Loan, resulting in the outstanding balance of the Interim Loan becoming USD81,873,432 on MIE’s accounts.

4.	MIE shall be deemed to have declared a dividend distribution of USD20,000,000 in favour of FEEL, such dividend to be set-off against the Interim Loan, resulting in the outstanding balance of the Interim Loan becoming USD61,873,432 on MIE’s accounts.

Article 3. Right to Write-Off
The Parties agree that the MIE shall forgive or write-off any outstanding amount of the Interim Loan by way of deemed dividend distribution or otherwise upon receipt by MIE from third parties any subscription monies received in connection with any issuance and allotment of shares in MIE, to the extent and in the amount of such subscription monies received.
Article 4. Representations and Warrants
The Parties hereby make the following Representations and Warranties:
1.	The Parties have full power, authority and legal rights to execute this Agreement.

2.	Each Party’s obligations under this Agreement shall be lawful, valid and enforceable.

3.	The fact that the Parties execute this Agreement shall not contradict with or cause the violation of any laws, regulation, judgments, orders, authorizations, agreements or obligation applicable to them.
Article 5. Governing Law
This Agreement shall be governed by and construed according to the laws of Hong Kong.
Article 6. Dispute Settlement
Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force and as may be amended by the rest of this clause. The appointing authority shall be Hong Kong International Arbitration Centre. The place of arbitration shall be in Hong Kong at Hong Kong International Arbitration Centre (HKIAC). There shall be only one arbitrator. The languages to be used in the arbitral proceedings shall be Chinese and English. Any such arbitration shall be administered by HKIAC in accordance with HKIAC Procedures for Arbitration in force at the date of this Agreement including such additions to the UNCITRAL Arbitration Rules as are therein contained.
Article 7. Miscellaneous
1.	Any amendment, modification or supplement to this Agreement must adopt the written form and shall be effective upon its execution by the Parties to this Agreement.

2.	This Agreement shall take on effect as of the date on which the Agreement is executed by (i) the Authorized Representative of MIE with its signature and official seal affixed hereon, (ii) the Authorized Representative of FEEL with its signature and official seal affixed hereon, and (iii) Mr. Zhang with his signature affixed hereon.

3.	This Agreement shall be executed in three original copies; each Party shall hold one (1) original copy. Each original copy shall be equally effective.

Signature Page
Party A:      MI Energy Corporation (Official Seal) [Official Seal affixed]
Authorized Representative: Forrest Dietrich
Signature: /s/ Forrest Dietrich

Date: December 31, 2008
Party B:      Far East Energy Limited (Official Seal) [Official Seal affixed]
Authorized Representative: Zhao Jiangwei
Signature: /s/ Zhao Jiangwei

Date: December 31, 2008
Party C:      Zhang Ruilin
Signature: /s/ Zhang Ruilin

Date: December 31, 2008